Exhibit 99.1

2026 First Quarter Financial Results May 6, 2026 NYSE: CF

Safe harbor statement All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about: strategic plans and management’s expectations with respect to the production of low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: the Company’s ability to complete the projects at its Blue Point Complex, including the construction of a low-carbon ammonia production facility with its joint venture partners and scalable infrastructure on schedule and on budget or at all; the Company’s ability to fund the capital expenditure needs related to the joint venture at its Blue Point Complex, which may exceed its current estimates; the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices and operating results; the global commodity nature of the Company’s nitrogen products, the conditions in the global market for nitrogen products, and the intense global competition from other producers; announced or future tariffs, retaliatory measures, and global trade relations, including the potential impact of tariffs and retaliatory measures on the price and availability of materials for its capital projects and maintenance; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for its fertilizer products; the volatility of natural gas prices in North America and globally; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment, including those related to carbon dioxide sequestration; the Company’s reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; risks associated with international operations; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; risks associated with changes in tax laws and adverse determinations by taxing authorities, including any potential changes in tax regulations and its qualification for tax credits; risks involving derivatives and the effectiveness of the Company’s risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory provisions and requirements related to greenhouse gas emissions and sustainability matters, including announced or future changes in environmental, climate change or sustainability laws; the development and growth of the market for low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the Company’s low-carbon ammonia projects; risks associated with investments in and expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; and failure of technologies to perform, develop or be available as expected, including the low-carbon ATR ammonia production facility with carbon capture and sequestration technologies being constructed at its Blue Point Complex. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non-GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, and free cash flow to adjusted EBITDA conversion, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow to adjusted EBITDA conversion included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, and free cash flow to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense—net, income taxes and depreciation and amortization. Other adjustments include the elimination of the portion of interest income (expense)—net and the portion of depreciation and amortization that are included in noncontrolling interests, and loan fee amortization that is included in both interest and amortization. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interest plus contributions from noncontrolling interests. Free cash flow to adjusted EBITDA conversion is defined as free cash flow divided by adjusted EBITDA. The Company has presented free cash flow and free cash flow to adjusted EBITDA conversion because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

Outstanding operational performance in a tight global nitrogen supply-demand balance delivers strong financial results

$615M
Q1 2026
Net Earnings[(1)]

$983M
Q1 2026
Adjusted EBITDA[(1)]

$2.7B
Q1 2026 LTM
Cash from Operations

$1.3B
Q1 2026 LTM
Capital Returned to Shareholders[(2)]

$1.8B
Q1 2026 LTM
Net Earnings [(1)]

$3.2B
Q1 2026 LTM
Adjusted EBITDA[(1)]

$1.7B
Q1 2026 LTM
Free Cash Flow[(3)]

$1.7B
Remaining in Current $2B Share Repurchase Authorization[(4)]

0.16
12-month Rolling Average Recordable Incident Rate[(5)]

99%
Q1 2026
Available Ammonia Capacity Utilization[(6)]

51%
Q1 2026 LTM FCF/Adj EBITDA Conversion[(7)]

10%
Greater Capacity Utilization than North America Peers[(8)]
5-year rolling average ending 2025

(1) Q1 2026 Net Earnings and Q1 2026 Adjusted EBITDA includes a gain of ~$170M from a litigation settlement. See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure
(2) Represents last twelve months share repurchases and dividends paid through March 31, 2026
(3) Includes the cash inflows and outflows associated with the Blue Point joint venture, which includes a net cash inflow of ~$185M representing $408M in contributions from JERA and Mitsui, less Capex funded by JERA and Mitsui of $223M. See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure
(4) As of March 31, 2026; share repurchase authorization runs through 2029
(5) Per 200,000 work hours as of March 31, 2026
(6) Available ammonia capacity represents CF Industries' average annual gross ammonia capacity of its manufacturing network, as described in the Company's 2025 Form 10-K, less the average gross ammonia capacity of its Yazoo City Complex, which management previously announced would not resume operations until late fourth quarter of 2026 at the earliest
(7) Represents Q1 2026 LTM free cash flow divided by Q1 2026 LTM adjusted EBITDA. See appendix for reconciliations of free cash flow and adjusted EBITDA to the most directly comparable GAAP measures
(8) Sourced from CRU Ammonia Database on December 22, 2025, see slide 5

CF 4

5 Outstanding safety performance drives industry leading production capacity utilization 5-Year Rolling Avg. North American Ammonia Percent of Capacity Utilization(1) CF’s 10% greater capacity utilization yields an additional ~1 million tons of ammonia annually(4) 0.16 1.9 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2012 2014 2016 2018 2020 2022 2024 Q1 2026 CF BLS Fertilizer Manufacturing Total injuries per 200,000 work hours Total Recordable Incident Rate As of March 31, 2026, the 12-month rolling average recordable incident rate was 0.16 per 200,000 work hours 96% 86% 5-year rolling avg. percent of capacity utilization +10% CF North America(2) North America Excluding CF(3) (1) Source of data: December 22, 2025, CRU Ammonia Database (2) Represents CF Industries historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammonia production peer group (4) ~1 million tons represents the difference between CF Industries’ actual trailing 5-year average ammonia production of 9.5 million tons at 96% of capacity utilization and the 8.6 million tons CF Industries would have produced if operated at the 86% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix, Austin Powder (US Nitrogen), Carbonair, CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Incitec Pivot Ltd, Fortigen, Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Methanex, Mississippi Power, Mosaic, Nutrien, OCI N.V., Sherritt International Corp, Shoreline Chemical, Simplot, Yara International, Gulf Coast Ammonia

6 CF’s investments expand gross ammonia capacity to meet nitrogen demand Gross ammonia capacity In million short tons CF Gross Ammonia Capacity 7.3 1.3 0.8 0.2 0.9 10.5 1.5 12.0 2012 CF gross ammonia capacity 2025 CF gross ammonia capacity Blue Point low-carbon ammonia 2030F CF gross ammonia capacity Donaldsonville expansion Port Neal expansion Network Optimization Waggaman acquisition ~45% ~66%

Near-term global nitrogen supply tight; further constrained by ongoing geopolitical disruptions

Nitrogen Market Outlook

- Global nitrogen supply tight through 2027
- Supply disruptions from Russia & Iran conflicts persist
- Chinese urea exports expected under strict quota
- Indian imports to grow on reduced domestic production
- U.S. planted corn acres expected above average in 2026
- Potential yield impacts due to demand destruction

Near- and medium-term global nitrogen supply tight

China Urea Exports


Million metric tons
~4-6 MMT
2024
2025
2026F

India Urea Imports


~10-12 MMT
Pre-conflict Forecast: 8-10 MMT
2024
2025
2026F

Brazil Urea Imports


~7-8 MMT
2024
2025
2026F

Sources: Industry Publications, CRU Urea Market Outlook as of March 2026, CF Analysis

CF 7

~50% of first quartile global urea capacity is exposed to geopolitical conflicts

2026 Monthly Delivered U.S. Gulf Urea Cost Curve(1)

Y-axis: USD/st
X-axis: Monthly Production Capacity at 95% Operating Rate, million short tons



$600
400
200
0
First quartile
Second quartile
Third quartile
Fourth quartile
Sub-Saharan Africa
North America
Other FSU
Middle East
North Africa
Russia
Russia at risk
South Asia
Indonesia
China - Advanced Inland Low
Latin America
China - Anthracite Low
China - Natural Gas Low
China - Advanced Coastal
Southeast Asia
China - Advanced Inland High
China - Natural Gas High
China - Anthracite High
India**
Western Europe
Eastern Europe
Ukraine

"Fragile & Exposed" segment represents plants/regions directly shut down, curtailed or face feedstock limitations due to geopolitical conflicts.

Chinese capacity is largely insulated from global oil/gas shocks due to large share of coal-based production. Limited global supply due to Chinese government export restrictions.

Low-risk segment represents plants/regions with minimal feedstock exposure to current geopolitical conflicts.

(1) 2026 annual average feedstock gas and coal prices represent actuals through March 2026 and forward curves as of April 27, 2026
***India gas cost assumed at $10.81/MMBtu; representative of imported spot LNG to cover typical contracted Middle East LNG supply*
Source: Industry Publications, CF Analysis

CF 8

9 CF’s North American network insulated from recent geopolitical disruptions Efficient North American asset base Access to low-cost natural gas Unmatched distribution & logistics network Production & distribution flexibility Access to serve global market Conflict zone supply creates structural disadvantages Accounts for 50% of first quartile urea production capacity High risk of volatility and security of supply Nitrogen, feedstock and logistic asset damage unknown Transport risk – Strait of Hormuz, Red Sea & Horn of Africa LNG dependent regions impacting nitrogen production in India, Pakistan and Bangladesh Governments diverting natural gas from nitrogen production in North Africa Gas supply volatility in Trinidad Increased economic stress on European high-cost production CF’s durable advantages Feedstock supply disruptions

10 Intrinsic value of CF’s North American assets, durable advantages, and growth initiatives has increased EBITDA Current Mid-Cycle EBITDA Expected Mid-Cycle ~2030 CF Mid-Cycle Expectations Strengthening CF’s valuation should reflect: $2,000+ $2,500+ Strengthening mid-cycle expectations with low-risk asset profile vs other first quartile producers which will require a risk premium to incentivize new capacity Strategic initiatives provide growth through decarbonization and margin-enhancing projects Globally advantaged growth through Blue Point site with room for additional capacity, low-carbon optionality, access to low-cost natural gas, export capability, and lower exposure to disruptions from geopolitical conflicts $ millions FCF $1,500+ $3,000+

Appendix

12 Adjusted EBITDA favorable driven by tight global nitrogen supply-demand balance in Q1 2026 (1) See appendix for reconciliations of adjusted EBITDA to the most directly comparable GAAP measure 12 Q1 2026 vs Q1 2025 Adjusted EBITDA $644 $401 $(39) $(76) $983 Adj. EBITDA Q1 2025(1) Price Volume Realized Gas Cost Adj. EBITDA Q1 2026(1) $ millions $170 Other $(117) Litigation Settlement

13 Continued strong cash generation… (1) Represents the cash and cash equivalents balance on the Company's Consolidated Balance Sheet at the end of each respective period (2) Consists of 60% of the total Blue Point JV capex of ~$65M in Q1 2026 (3) Includes Blue Point JV capex of ~$26M in Q1 2026, which represents the 40% attributable to CF (4) Semi-annual distribution paid to noncontrolling interests (CHS Inc.) in Q1 2026 (5) Represents share repurchases and dividends paid in Q1 2026 as reflected on the Company’s Consolidated Statement of Cash Flows $1,982 Cash Q4 2025(1) Cash from Operations Return to Shareholders(5) Other Cash Q1 2026(1) $2,042 $(106) $496 $(39) $(23) $(184) Capex Funded by JERA & Mitsui(2) Funded by CF(3) $(223) Consolidated CF Capex Q1 2026 Cash Sources and Uses $ millions CHS Distribution(4) $(201) JERA & Mitsui Blue Point JV Capital Contributions $117

14 LTM Free Cash Flow (millions) CF Industries’ Free Cash Flow and Shares Outstanding as of Period End Shares Outstanding (millions) $2,165 $2,783 $1,799 $1,445 $1,789 $1,653 208 196 188 170 154 154 125 135 145 155 165 175 185 195 205 215 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2021 2022 2023 2024 2025 1Q26 LTM …provides robust free cash flow participation (millions) Non-GAAP reconciliation: Cash from Operations to Free Cash Flow $2,873 $3,855 $2,757 $2,271 $2,752 $2,662 (514) (453) (499) (518) (950) (1,041) (194) (619) (459) (308) (304) (376) - - - - 291 408 $2,165 $2,783 $1,799 $1,445 1,789 1,653 208 196 188 170 154 154 End of period shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow Contributions from noncontrolling interests

15 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $300 $1.4 $1.3 $1.2 $1.0 $0.9 $0.7 $0.6 $350 $2.3 $2.1 $2.0 $1.8 $1.7 $1.5 $1.4 $400 $3.1 $2.9 $2.8 $2.6 $2.5 $2.3 $2.2 $450 $3.9 $3.7 $3.6 $3.4 $3.3 $3.1 $3.0 $500 $4.7 $4.5 $4.4 $4.2 $4.1 $3.9 $3.8 $550 $5.5 $5.3 $5.2 $5.0 $4.9 $4.7 $4.6 CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$800M change in Adjusted EBITDA on an annual basis (1) Based on 2025 sales volumes of approximately 19.1 million product tons, 2025 gas consumption of 352 million MMBtus and 2023-2025 average nitrogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs. Table output assumes 1.4M MT CO2 captured via Donaldsonville CCS (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of the Other segment Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices(1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton)(2)

16 Financial results – first quarter 2026 In millions, except percentages, per MMBtu and EPS Q1 2026 Q1 2025 Net sales $ 1,986 $ 1,663 Gross margin 746 572 - As a percentage of net sales 37.6% 34.4 % Net earnings attributable to common stockholders $ 615 $ 312 Net earnings per diluted share 3.98 1.85 EBITDA(1) 1,008 617 Adjusted EBITDA(1) 983 644 Diluted weighted-average common shares outstanding 154.5 168.8 Natural gas costs in cost of sales (per MMBtu)(2) $ 4.95 $ 3.69 Realized derivatives gain in cost of sales (per MMBtu)(3) (0.38) (0.01) Cost of natural gas used for production in cost of sales (per MMBtu) $ 4.57 $ 3.68 Average daily market price of natural gas at the Henry Hub (per MMBtu) $ 4.90 $ 4.28 Depreciation and amortization 228 221 Capital expenditures 223 132 (1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures (2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory cost method (3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q1 2026	Q1 2025	Q1 2026 LTM
Net earnings	$ 676	$ 351	$ 2,123
Less: Net earnings attributable to noncontrolling interests	(61)	(39)	(365)
Net earnings attributable to common stockholders	615	312	1,758
Interest expense—net	19	20	73
Income tax provision	168	86	523
Depreciation and amortization	228	221	905
Less other adjustments:			
Interest income (expense)—net in noncontrolling interests	1	—	3
Depreciation and amortization in noncontrolling interests	(22)	(21)	(91)
Loan fee amortization(1)	(1)	(1)	(4)
EBITDA	$ 1,008	$ 617	$ 3,167
Unrealized net mark-to-market (gain) loss on natural gas derivatives	(3)	2	—
Loss (gain) on foreign currency transactions	3	2	(4)
Less: (Loss) gain on foreign currency transactions in noncontrolling interests	(1)	—	6
Asset impairment(2)	—	—	76
Insurance recoveries—property damage	(25)	—	(25)
Loss on sale of Ince facility	—	23	—
Blue Point joint venture construction costs(3)	1	—	5
Loss on debt extinguishment	—	—	6
Pension settlement loss	—	—	1
Total adjustments	(25)	27	65
Adjusted EBITDA	$ 983	$ 644	$ 3,232

(1) Loan fee amortization is included in both interest expense—net and depreciation and amortization
(2) Consists of asset impairment charges related to property, plant and equipment at the Donaldsonville and Yazoo City Complexes
(3) Represents 40% of Blue Point joint venture costs related to the construction of the low-carbon ammonia production facility at our Blue Point Complex, which excludes the portion attributable to the noncontrolling interests

CF 17

18 Non-GAAP: reconciliation of cash from operations to free cash flow and free cash flow to adjusted EBITDA conversion In millions, except percentages Q1 2026 LTM Cash provided by operating activities $ 2,662 Capital expenditures (1,041) Distributions to noncontrolling interests (376) Contributions from noncontrolling interests 408 Free cash flow $ 1,653 Adjusted EBITDA $ 3,232 Free cash flow to Adjusted EBITDA conversion(1) 51% (1) Represents Q1 2026 LTM free cash flow divided by Q1 2026 LTM adjusted EBITDA